     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1998


                                                      REGISTRATION NO. 333-57611

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

      GROVE WORLDWIDE LLC              GROVE CAPITAL, INC.
 (Exact name of registrant as     (Exact name of registrant as
   specified in its charter)        specified in its charter)

           DELAWARE                         DELAWARE
(State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization)

             6719                             6799
 (Primary Standard Industrial     (Primary Standard Industrial
  Classification Code Number)      Classification Code Number)

          23-2955766                       25-1806448
(I.R.S. Employer Identification  (I.R.S. Employer Identification
            Number)                          Number)

   1565 BUCHANAN TRAIL EAST         1565 BUCHANAN TRAIL EAST
SHADY GROVE, PENNSYLVANIA 17256  SHADY GROVE, PENNSYLVANIA 17256
        (717) 597-8121                   (717) 597-8121
 (Address, including zip code,    (Address, including zip code,
and telephone number, including  and telephone number, including
  area code, of registrant's       area code, of registrant's
 principal executive offices)     principal executive offices)

                              SALVATORE J. BONANNO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              GROVE WORLDWIDE LLC
                            1565 BUCHANAN TRAIL EAST
                        SHADY GROVE, PENNSYLVANIA 17256
                                 (717) 597-8121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:

                             MARK S. BERGMAN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.                               / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                         / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                / / ______
                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                          STATE OR OTHER
                                           JURISDICTION       PRIMARY STANDARD        IRS EMPLOYER
                                                OF        INDUSTRIAL CLASSIFICATION  IDENTIFICATION
NAME                                      INCORPORATION          CODE NUMBER             NUMBER
----------------------------------------  --------------  -------------------------  --------------
Grove U.S. LLC (a)......................     Delaware                  3531             23-2955767

Grove Finance LLC (a)...................     Delaware                  6799             25-1806573

Crane Acquisition Corp. (a).............     Delaware                  6719             52-2089451

Crane Holding Inc. (a)..................     Delaware                  6719             51-0305209

National Crane Corporation (a)..........     Delaware                  3531             22-2196756

                                             ADDRESS, INCLUDING ZIP CODE, AND
                                             TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF REGISTRANTS' PRINCIPAL
NAME                                                EXECUTIVE OFFICES
----------------------------------------  --------------------------------------
Grove U.S. LLC (a)......................  1565 Buchanan Trail East
                                          Shady Grove, Pennsylvania 17256
                                          (717) 597-8121
Grove Finance LLC (a)...................  1565 Buchanan Trail East
                                          Shady Grove, Pennsylvania 17256
                                          (717) 597-8121
Crane Acquisition Corp. (a).............  11200 Number 148
                                          Waverly, Nebraska 68462
                                          (402) 786-6300
Crane Holding Inc. (a)..................  11200 Number 148
                                          Waverly, Nebraska 68462
                                          (402) 786-6300
National Crane Corporation (a)..........  11200 Number 148
                                          Waverly, Nebraska 68462
                                          (402) 786-6300


--------------------------

(a) The Notes (as defined on page 1) are guaranteed fully and unconditionally, on a joint and several basis, by each of the direct and indirect wholly-owned domestic subsidiaries of Grove Worldwide LLC (other than Grove Capital, Inc.) (the "Subsidiary Guarantors").

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 6.1 of the Grove Worldwide LLC ("Grove") Amended and Restated Limited Liability Company Agreement (the "Operating Agreement") provides that a member shall not be personally liable for any debt, obligation or other liability of Grove, whether arising in contract, tort or otherwise, except that a member shall remain personally liable for the payment of any capital contributions required by Article III regarding distributions to the members, and as otherwise provided in the Operating Agreement, the Act and any other applicable law. Section 6.2 of the Operating Agreement provides that any affiliate of a member, and any officer, director, shareholder, partner, member, employee or agent of a member or any affiliate thereof, and any officer, employee or expressly authorized agent of Grove or its affiliates is a "Covered Person." No Covered Person shall be liable to Grove or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Grove and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the Operating Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of Grove and upon such information, opinions, reports or statements presented to Grove by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Grove, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to s might properly be paid.

    Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

    Section 8 of the Grove Capital, Inc. ("Grove Capital") certificate of incorporation and Article 8 of Grove Capital's by-laws provide that Grove Capital shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Grove Capital to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Grove Capital, or, at the request of Grove Capital, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of Grove Capital (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to Grove Capital or to an Other Entity at the request of Grove Capital to the extent the board of directors of Grove Capital at any time specifies that such persons are entitled to the benefits of this Article 8.

    Section 102(b)(7) of the DGCL permits the elimination or limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

    Section 7 of Grove Capital's certificate of incorporation limits the personal liability of directors of the company to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL.

    Each of Grove U.S. LLC and Grove Finance LLC, Crane Acquisition Corp., Crane Holding Inc. and National Crane Corporation (collectively, the "Subsidiary Guarantors") is a direct or indirect wholly owned subsidiary of Grove.

    Grove U.S. LLC and Grove Finance LLC are Delaware limited liability companies. Section 18-108 of the Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 6.1 of each of the Grove U.S. LLC and Grove Finance LLC Amended and Restated Limited Liability Company Agreements provides that a member shall not be personally liable for any debt, obligation or other liability of such company, whether arising in contract, tort or otherwise, except that a member shall remain personally liable for the payment of any capital contributions required by Article III regarding distributions to the members, and as otherwise provided in the Amended and Restated Limited Liability Company Agreements, the Act and any other applicable law. Section 6.2 of each of the Amended and Restated Limited Liability Company Agreements provides that any affiliate of a member, and any officer, director, shareholder, partner, member, employee or agent of a member or any affiliate thereof, and any officer, employee or expressly authorized agent of such company or its affiliates is a "Covered Person." No Covered Person shall be liable to such company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the Amended and Restated Limited Liability Company Agreements , except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of such company and upon such information, opinions, reports or statements presented to such company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of such company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to s might properly be paid.

    Section 8 of the Crane Acquisition Corp. certificate of incorporation and
Article 8 of the Crane Acquisition Corp. by-laws provide that Crane Acquisition Corp. shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Crane Acquisition Corp. to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Crane Acquisition Corp., or, at the request of Crane

Acquisition Corp., is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of Crane Acquisition Corp. (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to Crane Acquisition Corp. or to an Other Entity at the request of Crane Acquisition Corp. to the extent the board of directors of Crane Acquisition Corp. at any time specifies that such persons are entitled to the benefits of each of their individual indemnification provisions.

    Article 9 of each of the Crane Holding Inc. and National Crane Corporation amended and restated by-laws provide that Crane Holding Inc. and National Crane Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Company) by reason of the fact that such person is or was a director, officer, employee or agent of such Company, or is or was serving at the request of such Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

    Section 18-108 of the Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 145 of the DGCL grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of such company and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such company, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of such company where the person involved is adjudged to be liable to such company.

    The Directors' and Officers' Liability and Reimbursement Insurance Policy covering Grove, Grove Capital and the Subsidiary Guarantors is designed to reimburse Grove, Grove Capital and the Subsidiary Guarantors for any payments made by them pursuant to the foregoing indemnification. Such policy has aggregate coverage of $10.0 million.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Grove, Grove Capital and each of the Subsidiary Guarantors pursuant to the foregoing provisions, Grove, Grove Capital and each of the Subsidiary Guarantors has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Pursuant to Section 8 of the Registration Rights Agreement, the holders of the Notes have agreed to indemnify Grove, Grove Capital and each of the Subsidiary Guarantors and their directors and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove and Grove Capital.

    The Purchase Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. ("Chase Securities") and BancBoston Securities Inc. ("BancBoston Securities" and, together with DLJ and Chase Securities, the "Initial Purchasers"), contains provisions by which the Initial Purchasers agree to indemnify Grove, Grove Capital and the Subsidiary Guarantors and their respective directors, officers and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove and Grove Capital.


    Section 12.07 of the Indenture dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and the United States Trust Company of New York provides that the holders of the Notes have agreed to waive all liability for any obligations incurred by Grove or Grove Capital under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in repsect of, or by reason of such obligations or their creation, against any incorporator, member, director, officer, employee or stockholder, as such, of Grove or Grove Capital, and have agreed to the release of such persons from any such liability.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       1.1*  Purchase Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary
               Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and
               BancBoston Securities Inc.
       3.1*  Amended and Restated Limited Liability Company Agreement of Grove.
       3.2*  Articles of Incorporation of Grove Capital.
       3.3*  By-laws of Grove Capital.
       3.4*  Amended and Restated Limited Liability Company Agreement of Grove U.S. LLC.
       3.5*  Amended and Restated Limited Liability Company Agreement of Grove Finance LLC.
       3.6*  Articles of Incorporation of Crane Acquisition Corp.
       3.7*  By-laws of Crane Acquisition Corp.
       3.8*  Articles of Incorporation of Crane Holding Inc.
       3.9*  By-laws of Crane Holding Inc.
      3.10*  Articles of Incorporation of National Crane Corporation.
      3.11*  By-laws of National Crane Corporation.
       4.1*  Indenture dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and the United States Trust Company of New York (the "Indenture").
       4.2*  Form of 9 1/4% Senior Subordinated Notes due 2008 (see Exhibit A of the Indenture).
       4.3   Form of new 9 1/4% Senior Subordinated Notes due 2008.
       4.4*  Registration Rights Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the
               Subsidiary Guarantors and the Initial Purchasers.

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       4.5*  Credit Agreement dated April 29, 1998, by and among Grove, Grove Capital and Chase Bank of Texas,
               National Association, as administrative agent, Donaldson, Lufkin & Jenrette Securities Corporation, as
               documentation agent, and BankBoston, N.A., as syndication agent.
       5.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the Notes.
       8.1*  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain federal income tax matters.
      10.1*  Stock and Asset Purchase Agreement, dated March 10, 1998 (the "Acquisition Agreement"), by and among
               Grove and Hanson Funding (G) Limited, Deutsche Grove Corporation, Hanson America Holdings (4) Ltd.,
               Grove France SA, Kidde Industries, Inc. and Hanson Finance PLC (collectively, the "Sellers").
      10.2*  Amendment to the Acquisition Agreement, dated April 29, 1998, by and among the Grove and the Sellers.
      10.3*  George Group Consulting Agreement dated as of April 29, 1998 by and between Grove and George Group Inc.
      10.4*  Employment Agreement dated as of March 5, 1998 by and between Grove and Salvatore J. Bonanno.
      10.5*  Change of Control Agreement dated July 24, 1997 by and between Grove and James A. Kolinski.
      10.6*  Change of Control Agreement dated July 24, 1997 by and between Grove and Joseph A. Shull.
      10.7*  Change of Control Agreement dated July 24, 1997 by and between Grove and Robert J. Sliwa.
      10.8*  Change of Control Agreement dated July 24, 1997 by and between Grove and Keith R. Simmons.
      10.9*  Change of Control Agreement dated July 24, 1997 by and between Grove and Theodore J. Urbanek.
     10.10*  Change of Control Agreement dated July 24, 1997 by and between Grove and G. Fred Heidinger.
     10.11*  Grove Investors LLC Management Option Plan.
     10.12*  Grove Worldwide LLC Short-Term Incentive Plan.
     10.13*  Guarantee and Collateral Agreement by Grove Holdings LLC, Grove, Grove Capital, Inc. and certain of their subsidiaries in favor of Chase Bank of Texas, National Association, as administrative agent.
     10.14*  Software License and Support Agreement, dated June 29, 1996, between Baan U.S.A. Inc. and Grove North
               America, Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.
     10.15*  Professional Services Agreement, dated June 26, 1996, between Baan U.S.A. Inc. and Grove North America,
               Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.
     10.16*  Consent Letter, dated April 27, 1998 from Grove to Baan U.S.A. Inc.
      12.1*  Statement of Computation of Ratios of Earnings to Fixed Charges.
      21.1*  Subsidiaries of the Company.
      23.1*  Consent of Price Waterhouse LLP.
      23.2*  Consent of Ernst & Young LLP.
      23.3*  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinions filed as Exhibits 5.1 and
               8.1 of this Registration Statement).
      24.1*  Powers of Attorney (contained on signature pages).

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
      25.1   Form T-1 Statement of Eligibility of the United States Trust Company of New York to act as trustee under the Indenture.
      27.1*  Financial Data Schedule.
      99.1   Form of Letter of Transmittal.
      99.2   Form of Notice of Guaranteed Delivery.
      99.3   Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9
      99.4   Form of Securities Dealers, Commercial Banks, Trust Companies and Other Nominees Letter
      99.5   Form of Client Letter


------------------------


*   Previously filed.


    (B) FINANCIAL STATEMENTS SCHEDULE
      S-1 VALUATION AND QUALIFYING ACCOUNTS

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately proceeding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with a offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE WORLDWIDE LLC HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                GROVE WORLDWIDE LLC

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                Chairman and Chief
                                  Executive Officer and
   /s/ SALVATORE J. BONANNO       Member (Principal
------------------------------    Executive Officer,
     Salvatore J. Bonanno         Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Member
      J Taylor Crandall

              *
------------------------------  Member
      Michael L. George

              *
------------------------------  Member
       Gerard Grinstein

              *
------------------------------  Member
       Steven B. Gruber

              *
------------------------------  Member
       Robert B. Henske

              *
------------------------------  Member
      Gerard E. Holthaus

          SIGNATURES                       TITLE
------------------------------  ---------------------------

              *
------------------------------  Member
      Anthony P. Scotto


*By:      /s/ SALVATORE J.
               BONANNO
      -------------------------
        Salvatore J. Bonanno
          ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE CAPITAL, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                GROVE CAPITAL, INC.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer and
   /s/ SALVATORE J. BONANNO       Director (Principal
------------------------------    Executive Officer,
     Salvatore J. Bonanno         Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Director
       Robert B. Henske

              *
------------------------------  Director
      Anthony P. Scotto


*By       /s/ SALVATORE J.
               BONANNO
      -------------------------
        Salvatore J. Bonanno
          ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE U.S. LLC HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                GROVE U.S. LLC

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Grove Worldwide LLC, Member
     Salvatore J. Bonanno

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE FINANCE LLC HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                GROVE FINANCE LLC

                                BY            /S/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                         CHIEF EXECUTIVE OFFICER AND MEMBER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Grove Worldwide LLC, Member
     Salvatore J. Bonanno

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, CRANE ACQUISITION CORP. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                CRANE ACQUISITION CORP.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, CRANE HOLDING INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                CRANE HOLDING INC.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, NATIONAL CRANE CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16TH, 1998.


                                NATIONAL CRANE CORPORATION

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON JULY 16TH, 1998.


          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ THEODORE J. URBANEK
------------------------------  Director
     Theodore J. Urbanek

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno